UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):      March 18, 2024

SecureWorks Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-37748	27-0463349
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE
Suite 500
Atlanta,	Georgia		30328
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock,	SCWX	The NASDAQ Stock Market LLC
par value $0.01 per share		(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 18, 2024, upon the recommendation of its Nominating and Governance Committee, the SecureWorks Corp. (the “Company”) Board of Directors (the “Board”) appointed Mr. William (Bill) H. Cary to the Board, effective March 18, 2024. Mr. Cary will serve as a Class III director with a term expiring at the annual meeting of the Company’s stockholders to be held in 2025 or until his successor is duly elected and qualified.

The Board has determined that Mr. Cary qualifies as an independent director in accordance with the listing rules of the Nasdaq Global Select Market of the Nasdaq Stock Market LLC and the Company’s Corporate Governance Principles. The Board also appointed Mr. Cary as a member and as the Chair of the Board’s Audit Committee (the “Committee”) to fill the Committee’s vacancy resulting from Mr. Mark J. Hawkins’s resignation from the Board’s Audit Committee, effective as of September 6, 2023.

Mr. Cary, age 64, served as an executive of General Electric Company (“GE”), one of the world’s largest infrastructure and financial services companies. Before his retirement in January 2015, Mr. Cary spent 29 years at GE, holding several leadership positions in consumer and wholesale finance, as well as in the areas of finance, risk, and capital markets. His roles included the President and Chief Operating Officer for GE Capital Corp., the financial services unit of GE, from November 2008 until December 2014, and the President and Chief Executive Officer of GE Money (Global), a subsidiary of GE Capital in London, from February 2008 to November 2008. Mr. Cary began his career at Clorox Company. He currently serves on the boards of directors of public companies Ally Financial Inc. and Rush Enterprises, Inc., and as a director of privately held Lendmark Financial Services, LLC. Mr. Cary previously served as a director of BRP, Inc. from September 2015 through May 2019.

Mr. Cary will participate in the Company’s compensation program for its independent directors under the SecureWorks Corp. Second Amended and Restated Non-Employee Director Compensation Policy. Under that program, effective upon Mr. Cary’s election to the Board, the Board granted Mr. Cary an initial equity retainer in the form of an award of restricted stock units under the Company’s Amended and Restated 2016 Long-Term Incentive Plan (the “2016 LTIP”) with an aggregate value of $400,000 to be determined based on the closing price of the Company’s Class A Common Stock on the Nasdaq Global Select Market, effective as of the date of Mr. Cary’s election and appointment to the Board (the “Closing Price”). Mr. Cary will also receive pro-rated portions of the annual cash retainer, and additional cash retainers for his service as the Chair of the Audit Committee, for an initial aggregate cash payment of $21,260.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits. The following document is herewith furnished as an exhibit to this report:

Exhibit No.	Exhibit Description

10.1	Press release of SecureWorks Corp. dated March 21, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document, which is contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 21, 2024	SecureWorks Corp.

		By:	/s/ Alpana Wegner
Alpana Wegner
Chief Financial Officer
(Duly Authorized Officer)

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